Exhibit 3.24

BYLAWS OF

Reddaway’s Truck Line, Inc.

ARTICLE I

SHAREHOLDERS: MEETINGS AND VOTING

Section 1. PLACE OF MEETINGS

Meetings of the shareholders shall be held at 4000 N. E. Clackamas River Drive, Oregon City, Oregon, 97045.

Section 2. ANNUAL MEETINGS

The annual meeting of the shareholders shall be held on the 2nd day of February of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such time as may be prescribed by the Board of Directors and specified in the notice of the meeting. At the annual meeting the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

Section 3. SPECIAL MEETINGS

Special meetings of the shareholders may be called at any time by the President, any two or more directors, or the holders of not less than one tenth of all the shares entitled to vote at such meeting.

Section 4. NOTICE OF MEETINGS

(a) Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

(b) When a meeting is adjourned for thirty (30) days or more, or when a redetermination of the persons entitled to receive notice of the adjourned meeting is required by law, notice of the adjourned meeting shall be given as for an original meeting. In all other cases no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

Section 5. QUORUM

(a) At any meeting of the shareholders the holders of a majority of the shares entitled to vote being present in person or represented by proxy shall constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(b) In the absence of a quorum a majority of those present in person or represented by proxy may adjourn the meeting

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from time to time until a quorum shall attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

Section 6. VOTING RIGHTS

The persons entitled to receive notice of and to vote at any shareholders’ meeting shall be determined from the records of the corporation on the date of mailing of the notice or on such other date not more than fifty (50) nor less than ten (10) days before such meeting as shall be fixed in advance by the Board of Directors.

Section 7. VOTING OF SHARES BY CERTAIN HOLDERS

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Neither treasury shares, nor shares of its own stock held by a corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 8. PROXIES

Every shareholder entitled to vote or to execute any waiver or consent may do so either in person or by written proxy duly executed and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. VOTING LISTS

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address

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of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

ARTICLE II

DIRECTORS: MANAGEMENT

Section 1. POWERS

The business and affairs of the corporation shall be managed by a Board of Directors who shall exercise or direct the exercise of all corporate powers except to the extent shareholder authorization is required by law, the articles of incorporation or these bylaws.

Section 2. NUMBER

The Board of Directors shall consist of two members until the number be changed by the Board of Directors by amendment of these bylaws. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3. ELECTION AND TENURE OF OFFICE

The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year or until qualified successors are elected and accept office. Their term of office shall begin immediately after election.

Section 4. VACANCIES

(a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director.

(b) Vacancies in the Board of Directors may be filled by a majority of the remaining directors though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the unexpired term of his predecessor and until his qualified successor is elected and accepts office.

(c) The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and shall elect the additional directors in the event an amendment of the bylaws is adopted increasing the number of directors.

(d) If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, a successor may be elected to take office when the resignation becomes effective.

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Section 5. REMOVAL OF DIRECTORS

The entire Board of Directors or any individual director may be removed from office by a majority vote of the shareholders at a special meeting called for that purpose.

Section 6. MEETINGS

(a) Meetings of the Board of Directors shall be held at such place as may be designated from time to time by the Board of Directors or other person calling the meeting.

(b) Annual meetings of the Board of Directors shall be held without notice immediately following the adjournment of the annual meetings of the shareholders.

(c) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, by any Vice-President or by any two directors.

Section 7. NOTICE OF SPECIAL MEETINGS

(a) Notice of the time and place of special meetings shall be given orally or delivered in writing personally or by mail or telegram at least 24 hours before the meeting. Notice shall be sufficient if actually received at the required time or if mailed or telegraphed not less than 48 hours before the meeting from the place where the corporation’s principal place of business is located. Notice mailed or telegraphed shall be directed to the address shown on the corporate records or to the director’s actual address ascertained by the person giving the notice.

(b) Notice of the time and place of holding an adjourned meeting need not be given if such time and place be fixed at the meeting adjourned.

(c) Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 8. QUORUM AND VOTE

(a) A majority of the directors shall constitute a quorum for the transaction of business. A minority of the directors, in the absence of a quorum, may adjourn from time to time but may not transact any business.

(b) The action of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

ARTICLE III

OFFICERS

Section 1. DESIGNATION; ELECTION; QUALIFICATION

(a) The officers shall be a President and a Secretary and such Vice-Presidents and subordinate officers as the Board of Directors shall from time to time appoint, none of whom need be members of the Board of Directors. The officers shall be elected by, and hold office at the pleasure of the Board of Directors. Any two offices may be held by the same person except the offices of President and Secretary.

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(b) A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments in such office.

Section 2. COMPENSATION AND TERM OF OFFICE

(a) The compensation and term of office of all the officers of the corporation shall be fixed by the Board of Directors.

(b) Any officer may be removed, either with or without cause, by action of the Board of Directors.

(c) Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, provided that the Board of Directors may reject any post-dated resignation by notice in writing to the resigning officer.

(d) This section shall not affect the rights of the corporation or any officer under any express contract of employment.

Section 3. PRESIDENT

The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

Section 4. VICE-PRESIDENTS

The Vice-Presidents, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President his duties and powers shall be performed and exercised by the senior Vice-President as designated by the Board of Directors.

Section 5. SECRETARY

(a) The Secretary shall keep or cause to be kept at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether it was regular or special, and if special, how authorized, the notice given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b) The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number

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and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation of certificates surrendered for cancellation.

(c) The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by the bylaws. He shall keep the seal of the corporation and affix it to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or bylaws.

Section 6. TREASURER

The Treasurer, if any, shall be responsible for the funds of the corporation, and pay them out only on the check of the corporation signed in the manner authorized by the Board of Directors.

Section 7. ASSISTANTS

The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or Treasurer or both. Such assistants may exercise the power of the Secretary or Treasurer, as the case may be, and shall perform such duties as are prescribed by the Board of Directors.

ARTICLE IV

EXECUTIVE AND OTHER COMMITTEES

Subject to law, the provisions of the articles of incorporation and the bylaws, the Board of Directors may appoint an executive committee and such other committees as may be necessary from time to time, consisting of such number of its members and having such powers as it may designate. Such committees shall hold office at the pleasure of the Board.

ARTICLE V

CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. RECORDS

The corporation shall maintain adequate and correct books, records and accounts of its business and properties. All of such books, records and accounts shall be kept at its place of business as fixed by the Board of Directors from time to time, except as otherwise provided by law.

Section 2. INSPECTION OF BOOKS AND RECORDS

All books, records and accounts of the corporation shall be open to inspection by the shareholders in the manner and to the extent required by law.

Section 3. CERTIFICATION AND INSPECTION OF BYLAWS

The original or a copy of the bylaws and any amendments thereto, certified by the Secretary, shall be open to inspection by the shareholders and directors in the manner and to the extent required by law.

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Section 4. CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. EXECUTION OF DOCUMENTS

The Board of Directors may, except as otherwise provided in the bylaws, authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

ARTICLE VI

CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES

(a) Certificates for shares shall be in such form as the Board of Directors may designate, shall designate the state law under which the corporation is organized, shall state the name of the record holder of the shares represented thereby, the number of the certificate, the date of issuance, the number of shares for which it is issued, the par value of such shares, if any, or that such shares are without par value, the rights, privileges, preferences and restrictions of the stock, if any, the provisions as to redemption or conversion, if any, and shall make reference to any liens or restrictions upon transfer or voting.

(b) Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or, if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation, may be authenticated by facsimiles of the signatures of such officers.

Section 2. TRANSFER ON THE BOOKS

Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES

In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other security as may be required by the Board of Directors.

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Section 4. TRANSFER AGENTS AND REGISTRARS

The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation who shall have such powers and duties as the Board of Directors shall specify.

Section 5. CLOSING STOCK TRANSFER BOOKS

The Board of Directors may close the transfer books for a period not exceeding fifty (50) days nor less than ten (10) days preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.

ARTICLE VII

GENERAL PROVISIONS

Section 1. SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation and the state of its incorporation.

Section 2. AMENDMENT OF BYLAWS

(a) Except as otherwise provided by law, the Board of Directors may amend or repeal these bylaws or adopt new by-laws.

(b) Whenever an amendment or new bylaw is adopted, it shall be copied in the minute book with the original bylaws in the appropriate place. If any bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

Section 3. WAIVER OF NOTICE

Whenever any notice to any shareholder or director is required by law, the articles of incorporation or the bylaws, a waiver of notice in writing signed at any time by the person entitled to notice shall be equivalent to the giving of the notice.

Section 4. ACTION WITHOUT A MEETING

Any action which the law, the articles of incorporation or the bylaws require or permit the shareholders or directors to take at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders or directors entitled to vote on the matter. The consent, which shall have the same effect as a unanimous vote of the shareholders or directors, shall be filed in the records of minutes of the corporation.

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